Exhibit 15



November 10, 2000


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Commissioners:

We are aware that our report dated October 26, 2000, on our review of the condensed consolidated interim financial information of 7-Eleven, Inc. and Subsidiaries (the "Company") as of and for the period ended September 30, 2000, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the following Registration Statements:


                                                   REGISTRATION NO.
                                                   ----------------
       On Form S-8 for:

       7-Eleven, Inc. 1995 Stock Incentive Plan        33-63617

       7-Eleven, Inc. Supplemental Executive Retirement
         Plan for Eligible Employees                  333-42731

       7-Eleven, Inc. Stock Compensation Plan for
         Non-Employee Directors                       333-68491



Very truly yours,

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas





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